NEWS RELEASE


FOR immediate RELEASE                                Contact: Tim Quast
June 27, 2002                                        Investor Relations Manager
                                                     (916) 786-1799



                          SureWest Announces Authority
                       For Additional Repurchase Of Shares


(ROSEVILLE, CALIFORNIA) - SureWest Communications (NASDAQ: SURW), a provider of integrated communications services, announced today that its Board of Directors has approved the repurchase of up to an additional 500,000 shares, from time-to-time in open market and privately negotiated transactions.

The Board continued SureWest's share-repurchase program approved in February 2000, which originally authorized the repurchase of up to one million shares. As of June 26, 2002, SureWest had repurchased more than 99% of the shares previously authorized for repurchase.


About SureWest Communications

SureWest Communications and its family of companies, including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet, SureWest Directories and SureWest Long Distance, create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for nearly 90 years as the Incumbent Local Exchange Carrier (ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data
transport.   For   more   information,   visit   the   SureWest   web   site  at
www.surewest.com.

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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